UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2013

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	333-185482	90-0947148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

Charter Financial Corporation, a Maryland corporation (the “Registrant”) is the proposed stock holding company for CharterBank (the “Bank”) resulting from the “second-step” conversion of the Bank from the mutual holding company structure to the stock holding company structure (the “Conversion”). Upon consummation of the Conversion, the Registrant will own all of the issued and outstanding shares of the Bank’s common stock. As part of the Conversion, shares of the Registrant’s common stock will be issued and sold in an offering to certain depositors and borrowers of the Bank and others. Shares will also be issued in exchange for the currently issued and outstanding shares of Charter Financial Corporation, a federal corporation (the current mid-tier holding company for the Bank, “Charter Financial”) held by persons other than First Charter, MHC.  The Registrant filed a registration statement on Form S-1 (File No.333-185482) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on February 11, 2013.

A copy of Charter Financial’s Form 10-Q for the quarter ended December 31, 2012, filed with the SEC on February14, 2013, is filed as Exhibit 99.1 hereto and incorporated herein by reference. The information included in Exhibit 99.1 and incorporated into this report is for Charter Financial. Separate financial statements for the Registrant have not been included in this report because the Registrant has not issued any shares and has engaged only in organizational activities to date, and has no significant assets, contingent or other liabilities, revenues or expenses.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1
Form 10-Q for the quarter ended December 31, 2012, of Charter Financial Corporation, a federal corporation (Incorporated by reference to the Form 10-Q for the quarter ended December 31, 2012, of Charter Financial Corporation (File No. 001-34889) filed with the SEC on February 14, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION (Registrant)
DATE: March 21, 2013	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer